EXHIBIT 10-k

EXHIBIT C

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED JANUARY 14, 2004, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

Dated:                      , 2004

WARRANT TO PURCHASE

COMMON STOCK OF

OXIS INTERNATIONAL, INC.

This certifies that                     , or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the Stock Purchase Price (as defined below), from OXIS International, Inc., a Delaware corporation (the “Company”), up to [                    ] fully paid and nonassessable shares (each a “Warrant Share,” and collectively the “Warrant Shares”) of the Common Stock of the Company, par value $0.001 per share (“Common Stock”).

This Warrant is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of January 14, 2004, by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A.

Unless sooner terminated earlier as provided herein, this Warrant shall be exercisable at any time up to and including 5:00 p.m. (Pacific Time) on the five (5) year anniversary of the date hereof (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, and (iii) any documents reasonably requested by the Company to be executed by the Holder, including without limitation a stock purchase agreement. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

For purposes of this Warrant, the term “Stock Purchase Price” shall mean US$0.50 per Warrant Share.

1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after issuance up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2. Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder shall be paid by cash or wire transfer of immediately available United States funds.

3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Stock Purchase Price and Number of Shares. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Stock Purchase Price shall be subject to adjustment from time to time as follows:

4.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock by split-up or otherwise, or combine or issue additional shares thereof, or issue Common Stock as a dividend with respect to any shares thereof, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Stock Purchase Price payable per share, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

4.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 4.1 above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization or change.

4.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrant.

4.4 Other Notices. If at any time:

(1) the Company shall declare any cash dividend upon its Common Stock;

(2) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other business entity; or

(3) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company.

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Corporate Transaction.

5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6. Warrants Transferable. Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in the Agreement, under which this Warrant was issued, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with the provisions of the Agreement.

7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of this Warrant. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder of this Warrant.

9. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 8.6 of the Agreement.

10. Titles and Subtitles; Governing Law; Venue. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the State of Oregon, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

OXIS INTERNATIONAL, INC.

By:
Ray R. Rogers, Chairman and Chief Executive Officer

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

The undersigned, the holder of a right to purchase shares of Common Stock of OXIS International, Inc. (the “Company”) pursuant to that certain Warrant to Purchase Common Stock of the Company (the “Warrant”), dated as of                     , 2004, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      (            ) shares of Common Stock of the Company and herewith makes payment of                      Dollars (US$            ) therefor by cash or wire transfer of immediately available United States funds.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 3 of the Note and Warrant Purchase Agreement, dated as of                     , 2004, by and among the Company and the investors listed on Exhibit A thereto.

DATED:

[Name of Holder]

By:
Name:
Its:

ACKNOWLEDGMENT

To: [Name of Holder]

The undersigned hereby acknowledges that as of the date hereof,                      (            ) shares of Common Stock remain subject to the right of purchase in favor of [Name of Holder] pursuant to that certain Warrant to Purchase Common Stock of OXIS International, Inc. dated as of                     , 2004.

DATED:

OXIS INTERNATIONAL, INC.

By:
Name:
Its: